FORM OF CUSTODIAN SERVICING AGREEMENT

                  THIS AGREEMENT made on October 5, 1998, between The Simms Funds, a Delaware business trust (hereinafter called the "Trust"), and Firstar Bank Milwaukee, a bank chartered under the laws of the State of Wisconsin (hereinafter called the "Custodian"),

                  WHEREAS, the Trust desires that its securities and cash shall be hereafter held and administered by the Custodian pursuant to the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian agree as follows:

1.       Definitions

                  The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

                  The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Trust by any two of the President, a Vice President, the Secretary and the Treasurer of the Trust, or any other persons duly authorized to sign by the Board of Trustees of the Trust (the "Board").

2.       Names, Titles, and Signatures of the Trust's Officers

                  An officer of the Trust will certify to the Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board, together with any changes which may occur from time to time.

                  Additional Series. The Trust is authorized to issue separate classes of shares of beneficial interest representing interests in separate investment portfolios. The parties intend that each portfolio established by the Trust, now or in the future, be covered by the terms and conditions of this Agreement.

3.       Receipt and Disbursement of Money

                  A. The Custodian shall open and maintain a separate account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Trust. The Custodian shall make payments of cash to, or for the account of, the Trust from such cash only:

                  (a) for the purchase of securities for the portfolio of the Trust upon the delivery of such securities to the Custodian, registered in the name of the Trust or of

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                           the nominee of the Custodian referred to in Section 7
                           of this Agreement or in proper form for transfer;

                  (b) for the purchase or redemption of shares of the common stock of the Trust upon delivery thereof to the Custodian, or upon proper instructions from the Trust;

                  (c) for the payment of interest, dividends, taxes, investment adviser's fees or operating expenses
                           (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

                  (d)      for  payments  in  connection  with  the  conversion,
                           exchange or surrender of securities owned or subscribed to by the Trust held by or to be delivered to the Custodian; or

                  (e) for other proper corporate purposes certified by resolution of the Board.

                  Before making any such payment, the Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), or
(d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Trust issues appropriate oral or facsimile instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

                  B. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Trust.

                  C. The Custodian shall, upon receipt of proper instructions, make federal funds available to the Trust as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for shares of the Trust which are deposited into the Trust's account.

4.       Segregated Accounts

                  Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of any Series of the Trust, into which account(s) may be



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transferred cash and/or securities.

5.       Transfer, Exchange, Redelivery, etc. of Securities

                  The Custodian shall have sole power to release or deliver any securities of the Trust held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:

                  (a)     for sales of such  securities  for the  account of the
                          Trust  upon  receipt  by  the   Custodian  of  payment
                          therefore;

                  (b) when such securities are called, redeemed or retired or otherwise become payable;

                  (c)     for   examination  by  any  broker  selling  any  such
                          securities  in  accordance   with  "street   delivery"
                          custom;

                  (d) in exchange for, or upon conversion into, other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

                  (e) upon conversion of such securities pursuant to their terms into other securities;

                  (f) upon exercise of subscription, purchase or other similar rights represented by such securities;

                  (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities;

                  (h) for the purpose of redeeming in kind shares of common stock of the Trust upon delivery thereof to the Custodian; or

                  (i)     for other proper corporate purposes.

                  As to any deliveries  made by the Custodian  pursuant to items
(a), (b), (d), (e), (f), and (g) above, securities or cash receivable in exchange therefore shall be deliverable to the Custodian.

                  Before making any such transfer, exchange or delivery, the Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the


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

Trust issues appropriate oral or facsimile instructions to the Custodian and an appropriate officers' certificate is received by the Custodian within two business days thereafter.

6.       Custodian's Acts Without Instructions

                  Unless and until the Custodian receives an officers' certificate to the contrary, the Custodian shall: (a) present for payment all coupons and other income items held by it for the account of the Trust, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Trust; (b) collect interest and cash dividends received, with notice to the Trust, for the account of the Trust; (c) hold for the account of the Trust hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Trust, all necessary ownership certificates required by the Internal Revenue Code of 1986, as amended (the "Code"), or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Trust's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

7.       Registration of Securities

                  Except as otherwise directed by an officers' certificate, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian as defined in the Code and any Regulations of the Treasury Department issued hereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

                  The Trust shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Trust and which may from time to time be registered in the name of the Trust.

8.       Voting and Other Action

                  Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Trust, except in accordance with the instructions contained in an officers' certificate. The Custodian shall deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted.

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

9.       Transfer Tax and Other Disbursements

                  The Trust shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

                  The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

10.      Concerning Custodian

                  The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto. If the Trust elects to terminate this Agreement prior to the first anniversary of this Agreement, the Trust agrees to reimburse the Custodian for the difference between the standard fee schedule and the discounted fee schedule agreed to between the parties.

                  The Custodian shall not be liable for any action taken in good faith upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

                  The Trust agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against the Custodian or by the Custodian's nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Trust for such items.

                  In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Trust, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Trust shall be security therefore.

                  The Custodian agrees to indemnify and hold harmless Trust from all charges, expenses, assessments, and claims/liabilities (including counsel fees) incurred or assessed against the Trust in connection with the performance of this Agreement, except such as may arise from the Trust's own negligent action, negligent failure to act, or willful misconduct.



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

11.      Subcustodians

                  The Custodian is hereby authorized to engage another bank or trust company as a subcustodian for all or any part of the Trust's assets, so long as any such bank or trust company is a bank or trust company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than two million dollars ($2,000,000) and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Trust by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

                  Notwithstanding anything contained herein, if the Trust requires the Custodian to engage specific subcustodians for the safekeeping and/or clearing of assets, the Trust agrees to indemnify and hold harmless the Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such Subcustodian in regard to the Trust's assets, except as may arise from its own negligent action, negligent failure to act or willful misconduct.

12.      Reports by Trust's Custodian

                  The Custodian shall furnish the Trust periodically as agreed upon with a statement summarizing all transactions and entries for the account of Trust. The Custodian shall furnish to the Trust, at the end of every month, a list of the portfolio securities showing the aggregate cost of each issue. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and of auditors employed by, the Trust.

13.      Termination or Assignment

                  This Agreement may be terminated by the Trust, or by the Custodian, on ninety (90) days' notice, given in writing and sent by registered mail to the Custodian at P.O. Box 2054, Milwaukee, Wisconsin 53201, or to the Trust at 55 Railroad Avenue, Greenwich, Connecticut 06830, as the case may be. Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the shareholders of the Trust to dissolve or to function without a custodian of its cash, securities and other property, the Custodian shall not deliver cash, securities or other property of the Trust to the Trust, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than two million dollars ($2,000,000) as a custodian for the Trust to be held under terms similar to those of this Agreement, provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Trust of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian, and until full payment shall have been made to the Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

                  This Agreement may not be assigned by the Custodian without the consent of the Trust, authorized or approved by a resolution of its Board.


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

14.      Deposits of Securities in Securities Depositories

                  No provision of this Agreement shall be deemed to prevent the use by the Custodian of a central securities clearing agency or securities depository, provided, however, that the Custodian and the central securities clearing agency or securities depository meet all applicable federal and state laws and regulations, and the Board approves by resolution the use of such central securities clearing agency or securities depository.

15.      Records

                  To the extent that the Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Trust pursuant to the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), or the rules and regulations promulgated thereunder, the Custodian agrees to make any such records available to the Trust upon request and to preserve such records for the periods prescribed in Rule 31a-2 under the 1940 Act.

16.      Year 2000 Compliance

                  The Custodian represents that it has examined and tested its internal systems which have been developed to support the services outlined herein, and as of the date of this Agreement, has no knowledge of any situation or circumstance that will inhibit the systems' ability to perform the expected functions, or inhibit the Custodian's ability to provide the expected services as a result of any business interruptions or other business problems relating to dates or days before, during, and after the year 2000. In connection with the foregoing, the Custodian represents that it has made reasonable inquiry of its business partners and other entities with whom it conducts business and has carefully considered the responses of those third-parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above-written by their respective officers thereunto duly authorized.

                  Executed  in  several  counterparts,   each  of  which  is  an
original.

THE SIMMS FUNDS                             FIRSTAR BANK MILWAUKEE

By:______________________________           By:______________________________

Print:____________________________          Print:____________________________

Title:____________________________          Title:____________________________

Date:____________________________           Date:____________________________

Attest:____________________________         Attest:____________________________



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                                    EXHIBIT A

                                Custody Services
                      Annual Fee Schedule - Domestic Funds


     |X|  Annual fee based upon market value
              !   2 basis points per year
              !   Minimum annual fee per fund - $3,000

     |X| Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):
              o $12.00 per book entry security (depository or Federal Reserve system)
              o   $25.00 per definitive security (physical)
              o   $25.00 per mutual fund trade
              o   $75.00 per Euroclear
              o   $ 8.00 per principal reduction on pass-through certificates
              o   $35.00 per option/futures contract
              o   $15.00 per variation margin
              o   $15.00 per Fed wire deposit or withdrawal

     |X| Variable Amount Demand Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

     |X| Plus out-of-pocket expenses, and extraordinary expenses based upon complexity

     |X| Fees are billed monthly, based upon market value at the beginning of the month

Dated as of October 5, 1998